UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2021

Akero Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38944	81-5266573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 487-6488

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AKRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2021, the Board of Directors (the “Board”) of Akero Therapeutics, Inc. (the “Company”) unanimously appointed Judy Chou, Ph.D. to fill a vacancy on the Board. Dr. Chou will serve as a Class III director until her term expires at the 2022 annual meeting of stockholders, at which time she will stand for election by the Company’s stockholders.

Dr. Chou is currently President & CEO of AltruBio, Inc., a company focused on developing novel therapeutics for immunological diseases. Prior to AltruBio, she was senior vice president and global head of Biotech at Bayer Pharmaceuticals. Earlier in her career, Dr. Chou held senior pharmaceutical operations and manufacturing roles at Pfizer and Tanvex. Before joining the industry, Dr. Chou was a research faculty member at Harvard University Medical School, focused on cell biology and neuroscience research. She received her Ph.D. from Yale University and completed her post-doctoral training at Max-Planck Institute in Germany.

The Board has determined that Dr. Chou meets the independence standards adopted by the Board in compliance with the Nasdaq Capital Market corporate governance listing standards and Item 407(a) of Regulation S-K. Dr. Chou does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Chou and any other person pursuant to which she was appointed as a director of the Company.

As a non-employee director, Dr. Chou will receive cash compensation paid by the Company pursuant to its non-employee director compensation program. In addition, under the Company’s director compensation program, upon her election as a director, Dr. Chou was granted an option on July 12, 2021 to purchase 26,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price of $24.87. This option vests in equal monthly installments over three years until fully vested on the third (3rd) anniversary of the grant date, subject to the continued service of Dr. Chou on the Board.

Also in connection with her election to the Board, Dr. Chou will enter in to the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-231747) filed with the Securities and Exchange Commission on May 24, 2019. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Chou for some expenses, including attorneys’ fees, judgments, fines and settlement amounts respectively incurred by her in any action or proceeding arising out of her respective service as one of our directors.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2021	AKERO THERAPEUTICS, INC.

	By:	/s/ Andrew Cheng
Andrew Cheng, M.D., Ph.D.
President and Chief Executive Officer